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EXHIBIT 21.1 - SUBSIDIARIES OF J & J SNACK FOODS CORP.

                                                                   Place of
                                                                Incorporation
                                                                -------------
J & J Snack Foods Investment Corp.                                Delaware

The ICEE Company                                                  Delaware

J & J Snack Foods Corp. of California                             California

J & J Snack Foods Corp./Midwest                                   Illinois

J & J Snack Foods Corp./Mia                                       Pennsylvania

J & J Snack Foods Corp. of Pennsylvania                           Pennsylvania

J & J Snack Foods Sales Corp.                                     New Jersey

J & J Snack Foods Transport Corp.                                 New Jersey

ICEE-Canada, Inc.                                                 Canada

ICEE de Mexico, S.A. De C.V.                                      Mexico

J & J Restaurant Group, LLC

Bakers Best Snack Food Corp.                                      Pennsylvania

Pretzels, Inc.                                                    Texas

Federal PBC Company                                               Pennsylvania

Country Home Bakers, Inc.                                         Georgia